Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned directors and officers of The J. M. Smucker Company, an Ohio corporation (the “Company”), hereby constitutes and appoints Timothy P. Smucker, Richard K. Smucker and M. Ann Harlan and each of them, with full power of substitution and resubstitution, as the true and lawful attorney-in-fact or attorneys-in-fact, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more Registration Statement(s) on Form S-4 relating to the registration of common shares, without par value, of the Company to be issued in connection with the proposed merger of International Multifoods Corporation with and into MIX Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of the Company, and any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, with full power and authority to do and perform any and all acts and things whatsoever necessary, advisable or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.

Executed as of this 31st day of March 2004.

/s/ Timothy P. Smucker	/s/ Richard K. Smucker
Timothy P. Smucker Chairman, Co-Chief Executive Officer and Director	Richard K. Smucker President, Co-Chief Executive Officer, Chief Financial Officer and Director

/s/ Vincent C. Byrd	/s/ R. Douglas Cowan
Vincent C. Byrd Director	R. Douglas Cowan Director

/s/ Kathryn W. Dindo	/s/ Fred A. Duncan
Kathryn W. Dindo Director	Fred A. Duncan Director

/s/ Elizabeth Valk Long	/s/ Charles S. Mechem, Jr.
Elizabeth Valk Long Director	Charles S. Mechem, Jr. Director

/s/ Gary A. Oatey	/s/ William H. Steinbrink
Gary A. Oatey Director	William H. Steinbrink Director

/s/ Richard G. Jirsa
Richard G. Jirsa Vice President and Corporate Controller